UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

PALM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PLEASE VOTE

Palm Recapitalization with Elevation Partners Update – Please vote your shares by submitting your proxy ballot

All Palm shareholders, including Palm employees who are shareholders, should be receiving a proxy statement and ballot which allows them to cast their vote on the Palm Recapitalization with Elevation Partners. Please look for the proxy materials in your mail at home or, if you have requested it from your broker, by email. We encourage all employees to vote, either “for” or “against” the proposals, when they receive their materials. PLEASE NOTE that votes not cast and abstentions will automatically be counted as votes “against” the transaction. PLEASE VOTE!

Just follow the instructions in the proxy materials. You can vote either on-line, by telephone, or by mail. The deadline for voting is September 11, 2007. Please vote today!

For more details on the recapitalization, please see the FAQs posted on Palm Central and the definitive proxy statement filed with the SEC on August 10, 2007, available at http://ir.palm.com. The 6/4/07 Recapitalization press release is also available for review on www.palm.com.